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                                                                    EXHIBIT 15.1

                                                          October 3, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                      Re: Resources West Energy Corporation
                          Registration Statement on Form S-4
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We are aware that our reports dated April 29, 1994 and August 3, 1994 on our reviews of the interim consolidated financial information of Sierra Pacific Resources for the period ended March 31, 1994 and the period ended June 30, 1994, and included in the Company's quarterly report on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436 (c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.

                                          COOPERS & LYBRAND LLP